Exhibit 99.1

Contact at 214/432-2000
Steven R. Rowley
President & CEO
D. Craig Kesler
Executive Vice President & CFO
Robert S. Stewart
Executive Vice President

News For Immediate Release

EAGLE MATERIALS INC. ANNOUNCES

INCREASE IN AUTHORIZATION

TO REPURCHASE COMMON STOCK

DALLAS, TX (August 10, 2015) – Eagle Materials Inc. (NYSE: EXP) today announced that its Board of Directors has authorized the repurchase of additional shares of common stock, raising its current authorization to 7,500,000 shares (including 717,300 shares under the existing authorization), representing approximately 15% of its outstanding common stock. As of July 30, 2015, there were 50,383,613 shares of Eagle Materials common stock outstanding.

Share repurchases may be made from time to time in the open market or in privately negotiated transactions. The Company expects to complete the share repurchase program over the next several years, though the actual timing and amount of any share repurchases will be based on an ongoing assessment of the capital investment opportunities of the Company, the market price of its common stock, general market and economic conditions and other factors. In some cases, share repurchases may be made pursuant to plans, programs, or directions established from time to time by the Company’s management, including plans intended to comply with the safe-harbor provided by Rule 10b5-1. Funding for such share repurchases will come from internally generated cash flow or with funds from existing or new credit facilities. The share repurchase program may be modified, suspended or discontinued by the Board of Directors at any time without prior notice.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; fluctuations in activity in the oil and gas industry, including the level of drilling and fracturing activity and demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings or governmental audits, inquiries or investigations; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.